Exhibit 10.7
Universal Biosensors Inc.
Employee Option Plan
Plan Rules

PiperAlderman
Universal Biosensors Inc.
Employee Option Plan
Plan Rules
1.	Definitions and Interpretation

1.1	In these rules, unless the contrary intention appears, the following terms have the following meanings:

Board means the board of directors of the Corporation or any committee of that board;

Business Day means any day except Saturday or Sunday or other public holiday in the State of Victoria, Australia;

Corporation means Universal Biosensors Inc.;

Eligible Person means any person considered by the Board to be employed by the Corporation or any other entity in the Group on a permanent basis (whether full time, part time or on a long term casual basis) and includes all executive and non-executive directors;

Exchange Act means the Securities Exchange Act 1934 as amended from time to time;

Exercise Price means the exercise price of an option determined under rule 6 as adjusted from time to time, if applicable, under rule 13;

Expiry Date means, subject to rule 7, the date on which an Option lapses under rules 3.4(a) and 7.1;

Group means the group of related or associated companies of which the Corporation is the holding company and includes any entity designated by the Board to be a member of the Group (even though not a subsidiary of the Corporation);

Investor Rights Agreement means an investor rights agreement or stockholders’ agreement entered into between the Corporation and the shareholders of the Corporation (if any).

Listed means that the Corporation is admitted to the official list of, or otherwise quoted on, a securities exchange;

Listing Rules means the listing rules of a securities exchange on which the Corporation is Listed;

Liquidity Event means:
(a)	the date on which an agreement for the sale of the share capital of the Corporation is entered into or the acquisition by one of the shareholders of all of the remaining Shares, other than in the context of a solvent reconstruction where underlying beneficial ownership remains substantially unchanged;

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(b)	the date on which an agreement for the disposal by whatever means (including without limitation by sale, transfer, licence, declaration of trust or otherwise) of the whole or substantially the whole of the property, business or undertaking of the Corporation is entered into; or

(c)	reorganisation, merger or consolidation of the Corporation with another entity in which the Corporation will not survive.
Option means an option to purchase Shares in the Corporation and granted under this Plan;

Participant means a person who holds one or more Options or Shares issued on exercise of an Option;

Plan means this Stock Option Plan;

Securities Act means the Securities Act of 1933 as amended from time to time; and

Share means a common stock in the capital of the Corporation.

1.2	In these rules, except where the context otherwise requires:
(a)	the singular includes the plural and vice versa;

(b)	a reference to the whole or part of any legislation includes any amendment, consolidation or re-enactment of the legislation or any legislative provision substituted for the legislation; and

(c)	headings are inserted for convenience only and do not affect construction or interpretation of these rules.
2.	Term of the Plan

2.1	This Plan takes effect on and from the date determined by the Board. This Plan takes effect from 31 December 2003.

2.2	Within 12 months from the date of adoption, this Plan will be approved by shareholders of the Corporation required under applicable state and federal law.

3.	Grant of Options

3.1	Subject to rule 3.3, the Board may, in its discretion and from time to time, grant to Eligible Persons any number of Options on such terms as they may determine in accordance with this Plan.

3.2	Options must be granted on the terms of this Plan and each Participant will be taken to have agreed to be bound by the terms of this Plan on the grant of Options to that Participant.

3.3	If and to the extent applicable at any time, the grant of Options under this Plan generally or to particular Eligible Persons is subject to receipt of any necessary shareholder or other approvals under:
(a)	the Securities Act or any other law applicable to the Corporation; and

(b)	if the Corporation is Listed, the applicable Listing Rules.

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3.4	Subject to any limitations under the Securities Act or any other law applicable to the Corporation, when granting Options to an Eligible Person the Board:
(a)	must determine the date on which the Options are to lapse (if not exercised or lapsed under rule 7 before that date);

(b)	may determine the dates on which the Options vest in the Participant and, subject to rule 8, thereby become exercisable by the Participant; and

(c)	may determine any other conditions which must be satisfied before the Options vest in the Participant or are otherwise exercisable by the Participant.
3.5	If at the time of issue of the Option, an Investor Rights Agreement has been entered into by shareholders of the Corporation, the Option certificates will bear a legend that the Shares issued on exercise of the Option will be held subject to the terms of the Investor Rights Agreement of the Corporation.

4.	Maximum Number of Options

4.1	The maximum number of Options that may be granted to Participants under this Plan from time to time is limited to such number as:
(a)	if the Corporation has an Investor Rights Agreement by-laws or certificate of incorporation, is consistent with that Investor Rights Agreement, by-laws or certificate of incorporation (as applicable);

(b)	if the Corporation is Listed, is consistent with any applicable Listing Rules; and

(c)	in any event is determined by the Board from time to time in its discretion having regard to regulatory constraints under the Securities Act or any other law applicable to the Corporation.
4.2	Any unpurchased Shares that are subject to an Option that terminates for any reason other than exercise shall, unless the Plan is terminated, become available for future grant under this Plan.

4.3	The Corporation will at all times reserve for issuance a number of its authorised but unissued Shares equal to the number of Shares issuable under this Plan.

5.	Notice of Grant

5.1	When Options are granted to an Eligible Person, the Eligible Person (now a Participant) is to be notified by the Corporation of the grant. The notice is to specify:
(a)	the number of Options granted;

(b)	the Exercise Price of the Options granted;

(c)	the date determined by the Board as the Expiry Date under rule 3.4(a);

(d)	if applicable, the dates on which the Options vest as determined by the Board under rule 3.4(b); and

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(e)	if applicable, any other conditions attaching to the Options as determined by the Board under rule 3.4(c).
5.2	Subject to rule 5.3, the term of an Option commences on the date specified by the Board in its resolution to grant the Option.

5.3	An Eligible Person may, within ten Business Days after receipt of a notice of grant under rule 5.1, by notice to the Corporation decline to accept the Options referred to in the notice of grant. If notice is received from an Eligible Person under this rule, the Options will not be granted to that person. If no notice is received under this rule, the Options are deemed granted to that person.

6.	Exercise Price
The Exercise Price of each Option is to be such price as determined by the Board in its discretion when granting the Option.
7.	Expiry Date

7.1	Subject to rules 7.2 and 7.3, Options granted to a Participant lapse at 5:00 pm Sydney time on the date determined by the Board under rule 3.4(a) (unless exercised prior to that date).

7.2	If a Participant ceases to be an Eligible Person (other than through the death or permanent disability of the Participant):
(a)	all Options granted to a Participant which have not vested automatically lapse; and

(b)	all Options granted to the Participant which have vested lapse on the expiry of 90 days (or such longer period as determined by the Board) after the date on which the Participant ceases to be an employee, unless the employee ceases to be an employee as a result of termination for dishonesty, fraud or cause (as defined under applicable law) in which case the Options lapse immediately on ceasing to be an Eligible Person.
7.3	On the death or permanent disability of a Participant:
(a)	all Options granted to a Participant which have not vested automatically lapse; and

(b)	notwithstanding anything to the contrary in this Plan, the Options which have already vested in the Optionholder prior to death or permanent disability, lapse on the expiry of 12 months after the date of the Participant’s death or disability (except to the extent that the executor or beneficiaries of that Optionholder’s estate exercise any or all of those Options).
8.	Option Exercise

8.1	If an Option is subject to vesting conditions pursuant to rules 3.4(b) (ie time based vesting hurdles) and 3.4(c) (ie other vesting hurdles), it may only be exercised if it has vested and before it expires. While the Corporation is not Listed, the Board may in its absolute discretion accelerate the vesting of Options of any Optionholder.

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8.2	Subject to rule 8.1, an Option may be exercised by a Participant at such time(s) as the Board determines at the time of grant.

8.3	When exercised, each Option held by a Participant entitles the Participant to subscribe for and to be issued one Share (credited as fully paid). The subscription price for the Share is equal to and satisfied by payment of the Exercise Price of the Option.

8.4	No Option may be exercised if the issuance of Shares upon exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable securities or other law or regulation. Unless the Shares are registered under the Securities Act and any applicable state securities law, as a condition to exercising an Option, the Participant shall provide the Corporation with such written assurances as the Corporation deems appropriate for the Option grant and exercise to qualify for exemption from registration. The assurances may include, among others, a representation that the Participant intends to hold the Shares for investment and not for distribution to the public. The Corporation has no obligation to register the Options or Shares under the Securities Act or any other law or to otherwise take any actions or incur any expenses to comply with an applicable securities or other law or regulation.

8.5	If, at the time a Participant purports to exercises any Option, there is an Investor Rights Agreement, the Participant must also execute the Investor Rights Agreement or, if the Board so determines, a deed of accession to such Investor Rights Agreement in form and substance satisfactory to the Board (pursuant to which the Participant will agree to be bound by the Investor Rights Agreement). Shares will not be issued to any Participant on exercise of an Option unless this rule is complied with.

9.	Manner of Exercise

9.1	A Participant may exercise Options by lodging with the Corporation a notice of exercise in a form approved or accepted by the Board accompanied by:
(a)	payment of the aggregate Exercise Price for the Options the subject of the notice;

(b)	the Participant’s option certificate;

(c)	a duly executed deed of accession (if required); and

(d)	the written assurances required under item 8.4 (if required).
9.2	On exercise of any Options by a Participant, the Corporation must issue Shares in accordance with this Plan. The Corporation must comply with the requirements of all applicable laws and, if the Corporation is Listed, the Listing Rules in connection with the manner and timing of issue of the Shares. The Corporation is not obliged to issue Shares unless it has received cleared funds on account of the exercise price of Options.

9.3	Shares issued on exercise of Options rank equally with all existing Shares from the date of the issue of such Shares.

9.4	Shares may only be issued in the name of the Participant exercising the Option unless the Board otherwise agrees.

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10.	Transfer

10.1	The rights and entitlements of a Participant to Options may not be transferred, assigned, encumbered or otherwise disposed of by the Participant except by transmission on death of the Participant or with the written agreement of the Board (which may be given or withheld in its discretion). Each Option certificate will bear a legend indicating that the Options may not be transferred otherwise than in accordance with the Plan and with all applicable laws.

10.2	While the Corporation is not Listed, the Shares issued on exercise of Options may not be transferred, assigned, encumbered or otherwise disposed of by the Participant except by transmission on death of the Participant or with the written agreement of the Board (which may be given or withheld in its discretion) and in accordance with Investor Rights Agreement and applicable laws.

10.3	If a transfer of Shares is restricted under the Plan or any other applicable law, each certificate representing the Shares shall bear a legend reflecting that the Shares are so restricted. Each certificate representing the Shares will bear one of the following legends as determined by the Board at the time of exercise:
(a)	“The shares represented by this certificate have been issued in reliance on regulation S promulgated under US Securities Act of 1933 (“Securities Act”) and may not be transferred except in accordance with regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration, and the holder agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act”; or

(b)	“The shares represented by this certificate have been issued pursuant to an exemption under US Securities Act of 1933 (“Securities Act”) and cannot be transferred except pursuant to a registration under the Securities Act or pursuant to an available exemption from registration”.
The Corporation shall not be liable for any refusal to transfer the Shares on the books of the Corporation unless the transfer complies with all terms and conditions of any restrictions imposed on the Shares.

10.4	Each Participant will, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, refrain from selling or disposing of any securities of the Corporation without the prior written consent of the Corporation and the underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of the registration requested by the managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify. The Participant and the Corporation shall cause any certificates representing the Shares to bear a legend in substantially as follows:

“Sale, transfer, or hypothecation of the shares represented by this certificate is prohibited for a period of time following a public offering of the stock of the Corporation pursuant to the Stock Option Plan of the Corporation.”

The legend shall be removed upon any resale of the Shares to the public in an offering registered with the Securities Exchange Commission or pursuant to Rule 144.

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11.	Quotation of Options and Shares

11.1	The Options will not be quoted on any securities exchange on which the Corporation is Listed.

11.2	If the Corporation is Listed at the time of exercise of any Options, the Corporation will make application to the relevant securities exchange for quotation of the Shares issued on exercise of the Options. Any such application is to be made in accordance with the requirements of the applicable Listing Rules.

11.3	The grant of each Option is subject to a condition that if the Corporation becomes Listed, the Participant or former Participant must sign any restriction (escrow) agreement required by the relevant securities exchange, in respect of the Option or any Shares issued on exercise of the Option.

12.	Participation in New Issues

A Participant may only participate in issues of securities by the Corporation if the Option has been exercised and a Share allotted in respect of the exercise of that Option before the books closing date for determining entitlements to the security issue.

13.	Variations of Capital

13.1	Protection Against Adjustments

In the event of:
(a)	a consolidation, subdivision or similar reconstruction of the issued capital of the Corporation; or

(b)	the declaration of a dividend on the common stock of the Corporation payable in common stock or securities convertible into common stock, the number of Shares to which a Participant is entitled on exercise of an Option will be adjusted so as to maintain the proportionate interest of the Participant and the Exercise Price will be adjusted to that the total amount payable on an exercise of all Options by each Participant will not alter.

13.2	Return of Capital

If, prior to the exercise of an Option by a Participant, the Corporation makes a return of capital to holders of Shares generally, the Exercise Price will be reduced by the amount of the capital returned in respect of each Share.

13.3	Cumulative Adjustments

The terms of this rule 13 relating to reconstructions, stock dividends and returns of capital may be applied on more than one occasion such that their effects may be cumulative. It is intended that the adjustments they progressively effect will be such as to reflect in relation to the Shares subject to Options, the adjustments which on the occasions in question are progressively effected in relation to Shares already on issue.

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13.4	Liquidation

All outstanding Options shall terminate on the record date for the proposed final distribution of proceeds of the complete liquidation of the Corporation’s assets. The Corporation shall give the holder of each outstanding exercisable Option notice of any intended distribution of liquidation proceeds, whether final or interim, at least ten Business Days before the record date unless the Corporation determines in good faith that the fair market value of proceeds distributable with respect to share of common stock upon complete liquidation of the Corporation’s assets is likely to be less than the exercise price of an Option.

13.5	Notice of Adjustments

Whenever the number of Shares subject to an Option or the Exercise Price is adjusted in accordance with these rules, the Corporation will give notice of the adjustment to the Participant holding the Option.

14.	Liquidity Events
(a)	On the occurrence of a Liquidity Event, all Options which have not yet vested, immediately vest and become exercisable ten Business Days preceding the Liquidity Event.

(b)	The Corporation shall give each holder of an outstanding exercisable Option 14 Business Days prior written notice of any Liquidity Event except:
(1)	in those cases where the Options will continue to be exercisable for securities in the same amount (subject to adjustment to the exercise prices) and of the same class as the securities into which the outstanding common stock of the Corporation will be converted as a result of the Liquidity Event; or

(2)	in those cases where the fair market value of the consideration distributable with respect to each share of common stock is likely to be less than the exercise price of the Option.
(c)	The Corporation may cancel any outstanding exercisable Option that is not exercised within five Business Days before a Liquidity Event, without prior notice, by paying the Participant an amount equal to the fair market value of the consideration that the Participant would receive in exchange for the Shares underlying the Option, less the exercise price of the Option.

(d)	All outstanding Options shall terminate upon the closing of a Liquidity Event unless the successor entity assumes the Options or substitutes options to purchase substantially equivalent securities of the successor or its parent or subsidiary.
15.	Plan and Option Amendments

15.1	The rights attaching to the Options may be amended by the Board subject to receipt of any necessary shareholder or other approval under:
(a)	the Securities Act or any other law applicable to the Corporation; and

(b)	if the Corporation is Listed, the applicable Listing Rules.

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15.2	If the Corporation is Listed and the provisions of this Plan or the terms of issue of the Options are inconsistent with the Listing Rules, then the Listing Rules prevail to the extent of any inconsistency and the terms of the Options will be deemed modified accordingly without further action by the Corporation, the Board or the holder of the Option being necessary.

15.3	Without limiting the generality of rule 15.2, it is a term of each Option that, if the Corporation is Listed, the rights of the Participant who holds the Option are deemed modified from time to time as necessary to ensure the terms of the Options comply with the Listing Rules generally and in particular (but without limitation) as those rules apply to reorganisations of capital at the time of any re-organisation of the Corporation’s capital, in each case despite any inconsistent provision in the terms of this Plan.

15.4	Subject to rules 15.1 to 15.3 (inclusive) and, if the Corporation is Listed, to receipt of any necessary approvals under the Listing Rules, the terms of this Plan may be amended by the Board but without prejudice to the existing or accrued rights of Participants before any amendments are made.

15.5	If the Corporation becomes subject to section 16 of the Exchange Act, this Plan shall be administered in accordance with rule 16b-3 promulgated under the Exchange Act, or any successor rule. Unless the Board determines otherwise in a specific case, Options granted to persons subject to section 16(b) of the Exchange Act must comply with rule 16b-3 of the Exchange Act and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from section 16 with respect to Plan transactions. In addition to the extent necessary and desirable to comply with rule 16b-3 of the Exchange Act or with section 422 of the Internal Revenue Code (or any other applicable law or regulation, including the requirements of an established stock exchange), the Corporation shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

15.6	The Board may suspend the exercisability of outstanding Options from time to time if appropriate to satisfy an exemption from registration under the Securities Act (section 4(2) of regulation S or rule 504, 505, 506 or 701 under the Securities Act), any state securities law, or as otherwise necessary to comply with any other applicable laws, including securities laws, accounting procedure, or for other good reason as the Board may determine.

16.	Administration of the Plan

16.1	This Plan will be administered by the Board. The Board will have power to:
(a)	delegate to any persons for such period and on such terms as it sees fit, the exercise of any of its powers or discretions under this Plan;

(b)	determine appropriate procedures for administration of this Plan consistent with these rules, including approving the form and content of forms and notices to be issued under this Plan; and

(c)	resolve conclusively all questions of fact, construction, interpretation or ambiguity in connection with the terms or operation of this Plan and the terms of Options granted under this Plan.

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17.	Notices

17.1	Service of all documents required by this Plan shall be deemed to be affected if the Corporation sends the document by post to the last address or facsimile number of the Participant known to the Corporation.

17.2	A communication sent by post is deemed to be received on the third Business Day after posting. A communication sent by facsimile is deemed to be received at the time shown on the sender’s transmission report, if it shows that the transmission was successful.

18.	Termination of the Plan

This Plan may be terminated at any time by resolution of the Board. Termination of this Plan will be without prejudice to the rights of Participants in respect of Options outstanding at the date of termination.

19.	Governing Law

The terms of this Plan are governed by the laws of Delaware, United States of America.